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                                                                   EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Manugistics Group, Inc. and its subsidiaries ("the Company") on Form S-3 of our reports dated March 23, 2000, appearing in the Company's Annual Report on Form 10-K for the year ended February 29, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
McLean, Virginia

January 17, 2001